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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Forcenergy Inc on Form S-8, (File No. 33-80919) of our report dated March 20, 1998 on our audits of the consolidated financial statements of Forcenergy Inc as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRANDS L.L.P.


Miami, Florida
March 25, 1998